Exhibit 10.1

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, agreed to in principle and effective January 3, 2006, approved by the Compensation Committee and the Board, and executed February 22, 2006, by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Company," which term includes subsidiaries and affiliated companies and entities), and STEPHEN W. EVERETT (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Executive has been employed by the Company since November, 1998, and has been actively involved in its management, operations, and performance of services, and the Company desires to continue the employ of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Company and the Executive desire to set forth in writing the terms and conditions of their agreements and understandings with respect to the Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual and dependant promises contained herein, and the parties intending to be legally bound, the Company and the Executive hereby agree to the following terms and conditions:

1. DEFINITIONS
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     1.1 "Base Rate" shall mean the initial annual base salary for the
Executive of $275,000 commencing on the first date of the Term.

     1.2. "Base Salary" shall mean the Base Rate for the initial year of the Term, and for each subsequent year of the Term shall be the Base Rate increased by a minimum of $10,000 per year.

     1.3 "Board" shall mean the board of directors of the Company.

     1.4 "CEO" shall mean the Chief Executive Officer.

     1.5 "Cause" shall mean:

         (a) the Executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony, misdemeanor (other than a minor misdemeanor or traffic violation), or any act of fraud, misappropriation or embezzlement;

         (b) any act or omission by the Executive involving dishonesty, malfeasance or gross negligence in the performance of the Executive's duties and responsibilities under this Agreement;

         (c) any material breach or default by the Executive of any of the terms and conditions of this Agreement or any provision of any code of conduct adopted by the Company which applies to the Executive if the consequences of such violation ordinarily would be a termination of his employment by the Company, provided any such breach, default or failure to perform by the Executive, assuming the same is not so egregious as could be cured, continues for a period of seven (7) days following the date of receipt of written notice from the Company specifying the breach, default, or failure to perform by the Executive;

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         (d) sanctions against the Executive in his capacity as an employee of the Company by any regulatory board, agency or commission or against the Company because of wrongful acts or conduct of the Executive; or

         (e) the Executive's commission of any improper act or conduct that subjects the Company to disrespect or injures the reputation of the Company.

     1.6 "Change in Control" shall mean the occurrence of any of the following events:

         (a) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), and any affiliate or associate (as those terms are defined in Rule 12b-2 of the Exchange Act) of such person, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of the members of the Company's Board unless (1) such person is the Company or any subsidiary of the Company, (2) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Company, (3) such person is an underwriter temporarily holding such securities pursuant to an offering of such securities, or (4) such person is the Executive, an entity controlled by the Executive or a group which includes the Executive.

         (b) the Current Board changes to a Board the majority of which consists of persons other than persons (a) for whose election proxies shall have been solicited by the Current Board, or (b) who are serving as directors appointed by two-thirds of the directors comprising the Current Board to fill vacancies on the Board caused by death or resignation or to fill newly created directorships;

         (c) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a subsidiary of the Company); or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company, unless substantially all of the individuals and entities who were beneficial owners of the Company's outstanding Stock immediately prior to such occurrence as set forth in this Section 1.6(c), own, directly or indirectly, more than 50% of the outstanding shares of voting power of the acquiring company in substantially the same proportion as their ownership of the outstanding Stock of the Company immediately prior to a Section 1.6(c) Change in Control;

     1.7 "Company" shall mean Dialysis Corporation of America and all of its current and future subsidiaries and affiliated companies and entities.

     1.8 "Compensation Committee" shall mean that committee of the Board established by the Compensation Committee Charter and consisting of those independent directors responsible for considering the compensation of the Company's executives together with the other compensation related matters and policies provided for in the Compensation Committee Charter.

     1.9 "Confidential Information" shall have the meaning as defined in
Section 7.1.

     1.10 "Current Board" shall mean all the members of the Board as constituted on the date of this Agreement.

     1.11 "Date of Termination" shall mean the date of the Executive's death, the Disability Effective Date, the date on which the Executive's employment terminates by expiration of the Term, termination of the Executive for Cause or without Cause, in each case termination to be effective on the

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thirtieth (30th) day from notice by the Company, provided if termination is by the Company for Cause and the Cause is not so egregious as determined solely in the good faith of the Board, then seven (7) days from the date of notice to terminate for Cause for the Executive to cure such Cause and the Board reasonably and in good faith then determines the Cause continues to exist, or by the Executive for Good Reason becomes effective in accordance with Section 1.18, or the Effective Date for a Change in Control, each as the case may be.

     1.12 "Dialysis Corporation of America" shall mean the Company.

     1.13 "Disability" shall mean the Executive's incapacity or inability to perform the Executive's duties and responsibilities as contemplated by this Agreement for a period of no less than thirteen (13) consecutive weeks as a result of physical or mental illness or injury.

     1.14 "Disability Effective Date" shall be the effective date of termination of the Executive for Disability, which shall be the third business day after the Company has provided written notice to the Executive of termination of the Executive's employment for Disability.

     1.15 "Effective Date" shall mean either the date which includes the "closing" (as such term is commonly understood) of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has such a "closing," or the earliest date a Change in Control is reported in accordance with any applicable law, regulation, rule or common practice, whichever (the closing or reporting) is first to occur.

     1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.17 "Executive" shall mean Stephen W. Everett.

     1.18  "Good Reason" shall mean:

         (a) any failure by the Company to comply with any provision of
Section 5 of this Agreement other than an isolated, insubstantial, and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

         (b) any termination of the Executive's employment by the Company for a reason or in a manner not permitted by this Agreement;

         (c) any other material breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive;

     No such act or omission as provided in subparagraphs (a) - (c) of this
Section 1.18 shall be deemed "Good Reason" under this Agreement unless the Executive delivers to the Compensation Committee (1) a detailed, written statement of the basis for the Executive's belief that such act or omission constitutes Good Reason, (2) within a (90) day period which starts on the date there is an act or omission which forms the basis for the Executive's belief that Good Reason exists, (3) the Executive gives such Board a thirty
(30) day period after the delivery of such statement to cure the basis for such belief, and (4) the Executive actually submits the Executive's written resignation to the Board during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if the Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day cure period.

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     1.19 "Inventions" shall mean all patents, patent applications and other proprietary rights in and to any discovery, concept, idea of any kind or nature, whether patentable or not, including but not limited to processes, methods, formulas and techniques, as well as improvements thereon, or know-how related thereto, concerning anything in the present or prospective activities of the Company, made, developed or conceived by the Executive during the Term, whether or not during the hours of employment or with the use of the Company's name or facilities.

     1.20 "Restricted Activity" shall have the meaning as defined in Section
8.1 of this Agreement.

     1.21 "Restricted Period" shall mean the Term and for a period of one (1) year from the Date of Termination for whatever reason or occurrence.

     1.22 "Stock" shall mean the common stock, $.01 par value per share, of the Company's authorized capital.

     1.23 "Term" shall have the meaning as set forth in Section 3.1 of this Agreement.

     1.24 "Third Party" (plural "Third Parties") shall mean any person, natural or otherwise, firm, corporation, partnership, trust, limited liability company or similar business entity, other than the Company.

2. EMPLOYMENT
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     2.1 Employment and Title.  The Company hereby continues to employ the
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Executive as its President and CEO, and the Executive hereby accepts employment by the Company, upon all the terms and conditions of this Agreement. Executive shall also serve as a director of the Company so long as he continues to be elected by shareholders as a director, and the Board shall propose the Executive for reelection to the Board throughout the Term.

3. TERM
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     3.1 Term.  Subject to earlier termination as provided in Section 6, this
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Agreement shall be for five (5) years commencing on January 3, 2006 and ending January 2, 2011 (the "Term").

4. DUTIES AND EXTENT OF SERVICES
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     4.1 Duties.  The Executive shall report directly to the Board.  The
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Executive shall be involved with, responsible for and oversee all of the
Company's operations, and perform such other duties and responsibilities as may be offered to the Executive from time to time commensurate with his title and position as described in this Section 4.1, by the Board. During the Term, the Executive shall also serve in such other offices, directorships and positions to which he may be appointed by the Board for no further consideration except as may be approved by the Compensation Committee and the Board. The Executive agrees to devote in good faith his full time, skill, attention, diligence and energy exclusively to the Company, and shall use his best efforts to be loyal and faithful at all times, and to exercise his talents and capabilities toward the interests and operations of the Company. The Executive agrees to perform such duties and responsibilities in conformity with the standards and policies established by the Board.

     4.2 Outside Activities.  It shall not be considered a violation of the
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foregoing for the Executive to provide assistance and services to charitable, industry or community organizations, boards and committees, and manage Executive's personal investments, so long as such activities do not conflict or interfere with the Company's policies and procedures or the Executive's performance of his duties

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under this Agreement and such are adequately disclosed as required by law.
The Executive agrees not to enter into any other employment agreement during the Term. The Executive shall not serve on any other board of directors or become a trustee of any trust or member of any partnership or other entity and shall not provide services (whether as an employee or independent contractor) to any for-profit organization or entity during the Term absent the written consent of the Board, which consent shall not be unreasonably withheld.

     4.3 Primary Work Site.  Executive's primary work site for the Term shall
         -----------------
be at the Company's headquarters in Linthicum, Maryland, or other locations as may be mutually agreed upon by the Executive and the Board. However, the Executive agrees and undertakes to travel to the extent necessary, and shall work from such temporary work sites as necessary or appropriate to fulfill the Executive's duties and responsibilities under the terms of this Agreement.

5. COMPENSATION AND BENEFITS
   -------------------------

     5.1 Base Salary.  During the first year of the Term, the Company will
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compensate the Executive for the services to be rendered pursuant to this
Agreement with a salary at the Base Rate, and for each subsequent year of the Term, with the Base Salary payable in accordance with the Company's normal payroll procedures. Base Salary for a portion of any period will be pro rated.

     5.2 Annual Bonus.  The Executive shall be eligible during the Term to
         ------------
receive an annual bonus, and the Compensation Committee, or at the discretion of the Board, which term for purpose of this Section 5.2 is exclusive of the participation of the Executive, the Board as a whole, shall determine whether to grant any such bonus in any particular year, and if any such bonus is determined to be granted in any particular year, such bonus shall be set by the Compensation Committee, or, at the discretion of the Board, the Board as a whole. Each such bonus, if any, shall be reasonable in light of the contributions made by the Executive for such year, and also in relation to the contributions made and bonuses paid to the other senior Company executives for such year. Should the Compensation Committee or the Board determine a bonus is in order and the extent of such bonus, it shall be paid within ten (10) business days after the Board or the Compensation Committee makes an informed final determination of the Company's performance against the business plan for the preceding year. Any such bonus that may have been determined by the Compensation Committee or the Board to be granted shall only be earned and payable if the Executive remains actively employed through the end of the fiscal year for which a bonus is to be paid.

     5.3 Restricted Stock.  The Executive is granted 10,000 shares of Stock
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which shall be fully vested upon execution of this Agreement by the parties hereto.

     Further, the Executive shall be entitled to receive an additional maximum of 10,000 shares of restricted Stock each year for the next three
(3) years based on actual Company in-house (not contracted for) dialysis patients as determined at the end of each calendar year as follows:

         (i) an additional 10,000 shares of Stock if the Company's actual census is no less than 2,000 patients at December 31, 2006;

         (ii) an additional 10,000 shares of Stock if the Company's actual census is no less than 2,500 patients at December 31, 2007; and

         (iii) an additional 10,000 shares of Stock if the Company's actual census is no less than 3,000 patients at December 31, 2008.

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     To the extent the patient census for any of subparagraphs (i) - (iii) is less than the minimum patient census required in any of such calendar year, then the number of shares of Stock to be issued to the Executive for any such year shall be pro-rated. Such pro-rata determination shall be the maximum number of shares of Stock to which the Executive would have been entitled for that calendar year if the full patient census was met, to wit, 10,000 shares of Stock, multiplied by a fraction (i) the numerator of which is the number of patients in excess of the base patient census for that particular year, which base patient census is 1,600 for the year 2006, 2,000 for the year
2007, and 2,500 for the year 2008, and (ii) the denominator is the required increase over the base patient census for that particular year, i.e., 400 patients for the year ended December 31, 2006 and 500 for each of the years ended December 31, 2007 and 2008.

     By way of illustration only:

     Example 1: The Executive would be entitled to 7,500 additional shares of Stock for calendar year 2006, assuming at December 31, 2006 the Company had an actual census of 1,900 patients.

     1,900 - 1,600 (2006 base) = 300 divided by 400* = 75% x 10,000 shares
(maximum allotted) equals 7,500 shares of Stock.

     Example 2: The Executive would be entitled to 6,000 additional shares of Stock for calendar year 2007, assuming at December 31, 2007 the Company had an actual census of 2,300 patients.

     2,300 - 2,000 (2007 base) = 300 divided by 500* = 60% x 10,000 shares
(maximum allotted) equals 6,000 shares of Stock.

     *Required incremental increase in the patient census for that calendar year.

     The additional shares of Stock shall be calculated for each year and to the extent not fully earned by the Executive for that year, the unearned shares shall not cumulate to any other year, and shall return to authorized and unissued capital.

     The additional 30,000 shares of Stock or any portion of the same for any calendar year that has not been completed and for which there has been no calculation as to the number of shares of Stock earned by the Executive, either fully or pro-rated, for a particular year, shall accelerate upon the occurrence of a Change in Control.

     Any of the shares of Stock issued or to be issued to the Executive under this Section 5.3 are "restricted" shares as that term is defined in Rule 144(a)(3) of the Securities Act of 1933, and the Executive shall execute an investment letter relating to such Shares indicating he is acquiring such shares of Stock for investment and not with a view to resale; and provided further, the issuance of up to 40,000 shares of Stock as provided in this
Section 5.3 is subject to and will be effected upon receipt of shareholder approval.

     5.4 Executive Plans.  The Executive shall be eligible (subject to the
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terms and conditions of particular plans and programs) to participate in such medical, hospitalization, group health, accident, disability and life insurance programs and plans, such 401(k) plans, profit sharing, stock option, incentive compensation and stock purchase plans and such other employee benefit programs to the same extent such plans and programs are made generally available by the Company to all of its other similarly-situated executive employees. The Company may alter, modify, add to or delete its benefit plans at any time as the Company or its Board may determine, in its sole judgment, to be appropriate. Nothing herein

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shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

     5.5 Other Expenses.  The Company shall reimburse the Executive for his
         --------------
reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder to the earlier of the expiration of the Term or termination of employment under Section 6, subject to the submission by the Executive of appropriate invoices, receipts and other supporting documentation.

     5.6 Vacations.   The Executive shall be entitled to normal vacation
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taken by other members of senior management during each year of the Term, during which vacation periods the Executive's compensation shall be paid in full. Such vacation time shall not be cumulative from year to year, and the Executive shall not be entitled to be compensated for any unused vacation during any year of the Term or upon termination of this Agreement. The periods during which the Executive will be absent from work shall be determined by the Executive taking into account the needs of the Company's business.

6. TERMINATION OF EMPLOYMENT
   -------------------------

     6.1 Basis of and Obligations Upon Termination.  Notwithstanding any
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provisions of this Agreement to the contrary, the Executive's employment and this Agreement terminates upon the occurrence of any of the following events and with the obligations of the Company to the Executive for compensation, bonuses, expenses and shares of Stock, if any, are as provided in this
Section 6.1:

         6.1.1 The Executive's Death, Disability, by the Company without Cause, or by the Executive for Good Reason; upon any such termination the Company shall pay to the Executive, or in the case of the Executive's death, to the designated beneficiary, or of there is no such beneficiary, to the Executive's estate or legal representative, in a lump sum payment within forty-five (45) days after the Date of Termination, the sum of the following amounts: (i) any portion of the Executive's Base Salary and annual bonus, if any, which were due and payable but not then paid through the Date of Termination; (ii) one year's Base Salary at the Base Salary at the Date of Termination; (iii) any expenses which the Executive had already incurred to the Date of Termination and which would have otherwise been reimbursed but for such termination of employment; (iv) any benefits payable under the Company's employee benefit plans, programs and policies which the Executive otherwise has a nonforfeitable right to receive under the terms of such plans, programs and policies; and (v) any restricted stock grants as provided in Section 5.3 hereof, to the extent then earned and vested through the Date of Termination but not then issued, but no other securities of the Company. The Company's obligation to pay or provide the benefits provided in this subsection 6.1.1 for termination pursuant to Disability shall be reduced by any Disability payments and benefits received or to be received by the Executive pursuant to such Disability. Further, the Company's obligation to pay or provide the benefits provided in this subsection 6.1.1 for termination by the Company without Cause or by the Executive for Good Reason shall be conditioned upon the Executive first executing a valid general release and waiver, releasing the Company, its directors, officers, employees, agents and other representatives from any and all claims under this Agreement or pursuant to his employment, in a form reasonably acceptable to the Company.

         6.1.2 For Cause; upon termination for Cause, the Company's only obligation to the Executive under this Agreement shall be to pay in a lump sum payment within forty-five (45) days after the Date of Termination, the Executive's Base Salary and annual bonus, if any, which were due and payable but not yet paid at the Date of Termination, and to reimburse the Executive for expenses the Executive had already incurred and which would have otherwise been reimbursed but for such termination of employment. Further, the Executive shall have the right to receive any benefits payable

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under the Company's employee benefit plans, programs and policies which the
Executive otherwise has a nonforfeitable right to receive under the terms of such plans, programs and policies independent of the Executive's rights under this Agreement. Other than vested restricted stock in accordance with Section

5.3 hereof, the Executive shall not be entitled to receive nor shall there be any liability of the Company to provide the Executive with any other restricted or non-restricted Stock, grants, or other securities.

         6.1.3 Change in Control, but only upon the condition that either the Executive chooses not to continue in any capacity or affiliation with the acquiring or surviving company (including its associated or affiliated Third Parties), or the acquiring or surviving company or any of its associated or affiliated Third Parties do not wish to continue any affiliation with the Executive; upon termination for Change in Control, the Company shall pay to the Executive in a lump sum payment within forty-five (45) days of the Effective Date (see Section 1.11 Date of Termination) the sum of the amounts as provided in subsection 6.1.1, provided, in lieu of one year's Base Salary as provided in subparagraph (ii) of subsection 6.1.1, it shall be two year's Base Salary at the Date of Termination.

     In addition, upon the occurrence of a Change in Control, the Executive shall be entitled to each restricted Stock grant of 10,000 shares of Stock as provided in Section 5.3 for any calendar year not yet completed at the Date of Termination, irrespective of satisfaction of vesting criteria, which 10,000 share Stock allocations for each year not then completed shall immediately and automatically vest, all of which restricted Stock grants shall be provided to the Executive within forty-five (45) days of the Date of Termination.

7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
   ------------------------------------------

     7.1 Confidential Information.  The Executive understands and
         ------------------------
acknowledges that he has been informed that it is the policy of the Company to maintain as secret and confidential all non-public information relating to
(i) the financial condition, businesses and interests of the Company and its affiliates; (ii) the systems, know-how (means all factual knowledge and information which gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success), products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs (including but not limited to object codes and source codes), planning and development of business and services, and/or programs, methods, methodologies, manuals, lists, manner and method of operations, and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by the Company and its affiliates; (iii) data, plans and projections regarding the locations, development and expansion of existing and proposed facilities, market surveys, studies and analyses; (iv) information concerning the identities, locations and qualifications of professionals and other Third Parties presently or prospectively to be retained or employed by the Company;
(v) information concerning the identities, locations, prices, costs, and other terms of dealings with referral and reimbursement sources, suppliers, providers, and supplier and provider organizations and entities, administrative and accounting procedures and policies, and information about contractual and other arrangements and affiliations with any of the foregoing; (vi) medical, patient and personal records, existing and prospective patient lists, names and addresses; (vii) statistical, financial cost and accounting data; (viii) administrative operations and Company policies and procedures; and (ix) all such similar sensitive Company information, including those items referred to in Section 7.2 (all such information being hereinafter collectively referred to as "Confidential Information"); and the Executive further acknowledges that such Confidential Information is of great value to the Company and, in and by reason and as a result of the Executive's employment by the Company, the Executive will be making use of, acquiring and/or adding to such Confidential Information. Therefore, the Executive understands that it is reasonably necessary to protect the Company's trade secrets, good will and business interests that the Executive agrees that the Executive will not, directly or indirectly (except where authorized by the board

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of directors of the Company for the benefit of the Company and/or as required in the course of his employment), during the Term and thereafter divulge or disclose for any purpose whatsoever to any Third Party, or use or cause or authorize any Third Party to use, any such Confidential Information, except as otherwise required by law.

     7.2 The Company's Materials.  In accordance with the foregoing, the
         -----------------------
Executive agrees that (i) the Executive will at no time retain or remove from the premises of the Company any Confidential Information as well as but not limited to any research and development materials, drawings, notebooks, notes, reports, formulae, samples, prototypes, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description, whether in writing, audio, video or any other format for any purpose unconnected with the strict performance of the Executive's duties with the Company and (ii) upon the Date of Termination for any reason, or earlier upon the Company's request, the Executive shall forthwith deliver or cause to be delivered up to the Company any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials of any kind or description, whether in writing, audio, video or any other format, in the Executive's possession or under the Executive's control relating to any Confidential Information or any property or information which is otherwise the property of the Company.

     7.3 Additional Rights.  This Section 7 is intended to provide rights to
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the Company which are in addition to, not in lieu of, those rights the
Company has under the common law or applicable statutes for the protection of Confidential Information.

8. COVENANT NOT TO COMPETE
   -----------------------

     8.1 Non-Competition.  In view of the Confidential Information to be
         ---------------
obtained by or disclosed to the Executive, because of the know-how acquired and to be acquired by the Executive and based on the Executive's position with the Company, the Executive is, and is expected to continue to be during the Term, intimately involved with the business, operations, financial position and management of the Company, wherever the Company operates or may operate, and this Section 8 is intended to provide fair and reasonable protection to the Company, and as a material inducement to the Company to enter into this Agreement, the Executive covenants and agrees that during the Restricted Period, provided in the event of any violation of this Section 8 the Restricted Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated, the Executive will not engage in Restricted Activity as defined below.

     "Restricted Activity" shall mean any participation or involvement, direct or indirect, whether by the Executive himself or with or through any Third Party or in association or affiliation, direct or indirect, with any physician or doctor of osteopathy or similar medical professional, now or hereafter affiliated with the Company or having been affiliated with the Company in the eighteen (18) months preceding the Date of Termination, either as an officer, director principal, agent, joint venturor, proprietor, shareholder (other than ownership of less than five (5%) percent of the issued and outstanding stock of a public company so long as the Executive is a passive investor and is not otherwise involved in such company in any way), employee, creditor, independent contractor, subcontractor, administrator, consultant, advisor, lender or investor, or otherwise, in or for any Third Party business which is engaged or to be engaged in operations or business or providing services, in whole or in part, which is or is to be competitive with the operations and/or business of, or with the services provided by, the Company within a twenty-five (25) mile radius of the Company's then facilities and other related or affiliated or associated operations or businesses during the Restricted Period. In addition, Restricted Activity shall include the prohibition of the Executive, directly or indirectly, whether by himself or with, through or on behalf of any other Third Party, from (i) diverting business from, or (ii) soliciting or enticing or endeavoring to entice away from or

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causing to terminate a relationship with the Company any director, officer, employee, contractor, reimbursement source, provider, supplier, insuror, agent, physician, doctor of osteopathy or similar medical professional, or other Third-Party payor of the Company.

9. PATENTS AND PROPRIETARY RIGHTS
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     9.1 Ownership of Proprietary Rights.  The parties agree that the Company
         -------------------------------
shall have and be the owner of all Inventions and all records, documents, notes and information, oral, in writing, or any other form, including but not limited to disc, audio, tape or video, relating to such Inventions shall be owned and be the property of the Company. The Company and the Executive shall promptly and diligently prosecute patents, patent applications, proprietary and other similar rights protecting any products or processes developed pursuant to or during the Term and do all acts necessary for obtaining, sustaining, reissuing, defending or extending any such patent, proprietary or similar right.

     9.2 Assignment of Proprietary Rights.  To the extent necessary, the
         --------------------------------
Executive hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to applications for United States and/or foreign Letters Patent granted upon such Inventions and the Executive shall acknowledge and deliver to the Company, without charge to the Company, any such written instruments and do such other acts as may be necessary to vest the entire rights and title thereto to the Company.

     To the extent a patent or similar right is obtainable only in the Executive's name, the Executive agrees to assign exclusive world wide licenses and rights to license the patent to the Company for no additional compensation. The Executive shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the procedures employed and the results achieved.

10. THE COMPANY'S REMEDIES FOR BREACH OF SECTIONS 7, 8 AND 9
    --------------------------------------------------------

     10.1 Recovery of Profits and Equitable Relief.  The Executive covenants
          ----------------------------------------
and agrees that if he shall violate or breach any of his covenants or agreements provided for in Sections 7 to 9 of this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which the Executive, directly or indirectly, has realized or realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provision of Sections 7 to 9 of this Agreement, the Company shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief, without posting of bond, from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by the Executive, by his partners, agents, representatives, servants, employers or employees, affiliates and/or by any Third Party with whom he has a relationship, direct or indirect. The Company shall be entitled to such injunctive or other equitable relief in addition to any damages which are suffered. Resort by the Company to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which the Company may have with respect to such breach or violation.

11. REASONABLENESS OF RESTRICTIONS
    ------------------------------

     11.1 Reasonableness.  The Executive acknowledges that any breach or
          --------------
violation of Sections 7 through 9 of this Agreement will cause irreparable injury and damage and incalculable harm to the Company and that it would be very difficult or impossible to measure the damages resulting from any such breach or violation. The Executive further acknowledges that he has carefully read and considered the provisions of Sections 7 through 9 of this Agreement and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, Inventions, Confidential Information, and other interests and good will of the Company.

     11.2 Severability.  The Executive understands and intends that each
          ------------
provision and restriction agreed to by him in Sections 7 through 9 of this Agreement shall be construed as separate and divisible from every other provision and restriction and that, in the event that any one of the provisions of, or restrictions in Sections 7 through 9 of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included therein, and any one or more of such valid provisions and restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any such provision relating to time period and/or geographical and/or type of restriction shall be declared by a court (which term includes an arbitration panel) of competent jurisdiction to exceed the maximum or permissible time period, geographical area or type of restriction and such court modifies such time period and/or geographical and/or type of restriction as such court deems reasonable and enforceable, said time period and/or geographical and/or other type of restriction to become and shall thereafter be the maximum time period and/or geographical restriction and/or type of restriction which such court deems reasonable and enforceable.

     11.3 Survivability.  The restrictions, acknowledgements, covenants and
          -------------
agreements of the Executive set forth in Sections 7 through 10 of this Agreement shall survive any Date of Termination for any reason, including expiration of the Term, for the specific periods, if any, provided in those Sections.

12. ACKNOWLEDGEMENT
    ---------------

     12.1 Each Party Has Its Own Counsel.  The Company and the Executive
          ------------------------------
agree that each of them have been, or were advised and fully understand that they have had an opportunity to fully discuss and review the terms of this Agreement with independent legal counsel with respect to all matters contemplated herein, from the commencement of negotiations at all times through the execution of this Agreement. Each party further represents that it and he has carefully read this Agreement, fully understands the contents herein, freely and voluntarily asserts to all of the terms and conditions hereof. Each party is responsible for its own expenses in negotiating and entering into this Agreement.

13. LAW APPLICABLE
    --------------

     13.1 Maryland Law.  This Agreement shall be governed by and construed
          ------------
pursuant to the laws of the State of Maryland.

14. NOTICES
    -------

     14.1 Notice.  All notices, requests, demands and other communications
          ------
provided for in this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

         (i) if to the Executive, to him at c/o Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, Maryland, Attention:
Stephen W. Everett (Facsimile No. 410-694-0596); and

         (ii) if to the Company, to it at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, Attention: Thomas K. Langbein, Chairman (Facsimile No. 201-288-8208).

     14.2 Notices Deemed Given.  Notices and communications sent by hand or
          --------------------
overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent and receipt has been confirmed by telephone.

     14.3 Change of Address.  Any party hereto may change his or its address
          -----------------
or facsimile number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 14.1.

15. SUCCESSION
    ----------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever; provided, however, by reason of the special and unique nature of the services hereunder, the Executive acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity.

16. ENTIRE AGREEMENT
    ----------------

     This Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto, oral or written, concerning the subject matter hereof and may not be amended, modified or terminated except in writing signed by the parties hereto.

17. SEVERABILITY
    ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by an arbitrator or a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

18. NO WAIVER
    ---------

     The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

19. ARBITRATION
    -----------

     The Executive and the Company will submit to mandatory binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, including without limitation any employment discrimination dispute and the arbitrability of this Agreement; provided, however, that each party will retain its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief (such as injunctive relief) from a court having jurisdiction over the parties. Any such arbitration shall be conducted in Hackensack, New Jersey before a single arbitrator in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will have the authority to award costs and expenses to the prevailing party.

20. WITHHOLDING
    -----------

     Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

21. NO ALIENATION OF EXECUTIVE'S BENEFITS
    -------------------------------------

     The rights and benefits of the Executive under this Agreement may not be assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempt by Executive to alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments thereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

22. COUNTERPARTS
    ------------

     This Agreement may be executed in several counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

23. INDEMNITY OF THE EXECUTIVE
    --------------------------

     The Company shall indemnify and hold harmless the Executive from and against any and all claims, judgments, fines, penalties, liabilities, losses, costs and expenses (including reasonable attorneys' fees and costs) asserted against or incurred by the Executive as a result of acts or omissions of the Executive taken or made in the course of performing his duties and services for the Company or by reason of the Executive acting or having acted as an officer of the Company in situations provided in Article XXV of the Company's By-Laws, even if later amended, and under Article IX(d) of the Company's Articles of Incorporation, even if later amended, and, to the maximum extent permitted by law, including Section 607.0850 of the Florida Business Corporation Act (including the advancement of expense provisions thereof); provided, however that such indemnity shall not apply to acts or omissions of the Executive which constitute willful misconduct, gross negligence, or which were intended by the Executive to improperly personally benefit the Executive, or were a violation of the criminal law, unless the Executive had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

                       [signatures on following page]

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                       DIALYSIS CORPORATION OF AMERICA

                                            /s/ Thomas K. Langbein
                                       By:--------------------------------
                                          THOMAS K. LANGBEIN, Chairman of the
                                          Board

                                       STEPHEN W. EVERETT


                                       By:--------------------------------
                                          STEPHEN W. EVERETT, President and
                                          CEO